EXHIBIT 99.1

Spirit Airlines Reports First Quarter 2016 Adjusted Pre-Tax Margin of 21.3 Percent1

MIRAMAR, FL. (April 26, 2016) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported first quarter 2016 financial results.

•	Adjusted net income for the first quarter 2016 was $72.3 million ($1.01 per diluted share)[1]. GAAP net income for the first quarter 2016 was $61.9 million ($0.86 per diluted share).

•	Adjusted pre-tax margin for the first quarter 2016 was 21.3 percent[1]. On a GAAP basis, pre-tax margin for the first quarter 2016 was 18.2 percent.

•	Unrestricted cash and cash equivalents as of March 31, 2016 was $902.8 million.

•	Spirit's return on invested capital (before taxes and excluding special items) for the twelve months ended March 31, 2016 was 28.3 percent[2].

“I want to thank our Spirit team members for their contributions in achieving these solid first quarter results. The pricing environment remains very competitive, but we aren't just sitting passively by. We have upgraded our pricing systems, made modest revisions to our schedules, and adjusted our approach to inventory management, all of which have produced improvements to our revenue results," said Bob Fornaro, Spirit’s Chief Executive Officer. "As we head into the peak summer travel months, we are focused on continued cost and revenue execution, improving our operational reliability and providing friendly customer service."

Revenue Performance
For the first quarter 2016, Spirit's total operating revenue was $538.1 million, an increase of 9.1 percent compared to the first quarter 2015, driven by an increase in flight volume, partially offset by a decrease in operating yields.

Total revenue per passenger flight segment ("PFS") for the first quarter 2016 decreased 13.0 percent, or $16.08, year over year to $107.88, primarily driven by a 20.5 percent decrease, or $14.06, in ticket revenue per PFS. Non-ticket revenue declined 3.7 percent, or $2.02, year over year on a per flight segment basis to $53.23. Although non-ticket revenue per passenger segment remains relatively stable, the Company has experienced modest pressure on take rates for certain ancillary items which it believes is correlated to low fare levels in its markets.

Cost Performance
Adjusted operating expense for the first quarter 2016 increased 10.2 percent, or $39.0 million, to $420.4 million3 on a capacity increase of 26.5 percent year over year. During the first quarter 2016, the Company purchased two A319 aircraft it formerly financed under operating lease agreements which resulted in lease termination charges. GAAP total operating expenses, including special items of $16.4 million4 that are primarily driven by lease termination charges, increased 13.7 percent, or $52.7 million, year over year to $436.8 million.

Economic fuel expense decreased 23.5 percent, or $24.7 million, year over year on a 24.4 percent increase in fuel volume. This decrease was driven by a 37.4 percent decrease in the average economic fuel cost per gallon compared to the same period last year.

Spirit reported first quarter 2016 cost per available seat mile ("ASM") excluding special items and fuel (“Adjusted CASM ex-fuel”)3 of 5.59 cents, a decrease of 2.3 percent compared to the same period last year, driven primarily by lower aircraft rent per ASM. The decrease in aircraft rent per ASM was driven by a change in the mix of leased (rent recorded under aircraft rent) and purchased (depreciation recorded under depreciation and amortization) aircraft. This benefit was partially offset by higher other operating expense related to increased passenger re-accommodation expense, and higher depreciation and amortization expense related to the depreciation of aircraft. Additionally, during the first quarter 2016, the Company and its flight attendants, represented by the Association of Flight Attendants - CWA (AFA), reached a tentative agreement for a five-year contract. During the first quarter 2016, labor expense per ASM was higher year over year due to the accrual of a one-time ratification incentive payment of $8.4 million related to this tentative agreement.

"Our greatest competitive strength is our relative cost advantage. We are focused on getting better all the time and doing so while maintaining, or improving upon, our relative cost advantage," said Ted Christie, Spirit's Chief Financial Officer. "After adjusting for the economic impact of our tentative flight attendant agreement, including the $8.4 million ratification incentive accrual, we are confident we can hold the line on costs and now estimate our full year 2016 adjusted CASM ex-fuel will be about flat year over year."

Fleet
During the first quarter 2016, Spirit took delivery of 4 new aircraft (2 A320ceo and 2 A321ceo aircraft), ending the quarter with 83 aircraft in its fleet.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today, April 26, 2016, at 8:30 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NASDAQ: SAVE) is committed to offering the lowest total price to the places we fly, on average much lower than other airlines. Our customers start with an unbundled, stripped-down Bare Fare™ and get Frill Control™ which allows them to pay only for the options they choose - like bags, seat assignments and refreshments - the things other airlines bake right into their ticket prices. We help people save money and travel more often, create new jobs and stimulate business growth in the communities we serve. With our Fit Fleet™, the youngest fleet of any major US airline, we operate more than 400 daily flights to 56 destinations in the U.S., Latin America and the Caribbean. Come save with us at www.spirit.com.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes

(1)	See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for more details.

(2)	See "Calculation for Return on Invested Capital" table below for more details.

(3)	See "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below for more details.
(4) See "Special Items" table for more details.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below. Furthermore, such forward-looking statements speak only as of the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Additional risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. You should carefully consider the risks described below and the other information in this report. If any of the following risks materialize, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Statement of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,		Percent
	2016	2015	Change
Operating revenues:
Passenger	$272,626	$273,466	(0.3)
Non-ticket	265,517	219,889	20.8
Total operating revenues	538,143	493,355	9.1

Operating expenses:
Aircraft fuel	85,982	112,426	(23.5)
Salaries, wages and benefits	116,410	88,961	30.9
Aircraft rent	52,202	52,788	(1.1)
Landing fees and other rents	34,807	30,546	13.9
Distribution	22,933	20,497	11.9
Maintenance, materials and repairs	20,940	19,160	9.3
Depreciation and amortization	23,109	14,863	55.5
Other operating	64,045	43,843	46.1
Loss on disposal of assets	214	595	(64.0)
Special charges	16,202	425	nm
Total operating expenses	436,844	384,104	13.7

Operating income	101,299	109,251	(7.3)

Other (income) expense:
Interest expense	8,060	2,812	nm
Capitalized interest	(3,325)	(2,533)	31.3
Interest income	(1,566)	(134)	nm
Other expense	70	72	(2.8)
Total other (income) expense	3,239	217	nm

Income before income taxes	98,060	109,034	(10.1)
Provision for income taxes	36,140	40,032	(9.7)
Net income	$61,920	$69,002	(10.3)
Basic earnings per share	$0.87	$0.94	(7.4)
Diluted earnings per share	$0.86	$0.94	(8.5)

Weighted average shares, basic	71,572	73,054	(2.0)
Weighted average shares, diluted	71,777	73,370	(2.2)

SPIRIT AIRLINES, INC.
Statements of Comprehensive Income
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015
Net income	$61,920	$69,002
Unrealized loss on interest rate derivative instruments, net of deferred tax benefit of $0 and $940	—	(1,594)
Interest rate swap losses reclassified into earnings	$90	$—
Other comprehensive income (loss)	$90	$(1,594)
Comprehensive income	$62,010	$67,408

SPIRIT AIRLINES, INC.
Balance Sheets
(unaudited, in thousands)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$902,809	$803,632
Accounts receivable, net	32,469	28,266
Aircraft maintenance deposits	79,276	73,415
Prepaid income taxes	—	72,278
Prepaid expenses and other current assets	54,760	48,749
Total current assets	1,069,314	1,026,340

Property and equipment:
Flight equipment	1,031,886	827,282
Ground and other equipment	93,724	82,459
Less accumulated depreciation	(76,703)	(65,524)
	1,048,907	844,217
Deposits on flight equipment purchase contracts	289,835	286,837
Long-term aircraft maintenance deposits	196,470	206,485
Deferred heavy maintenance, net	80,144	89,127
Other long-term assets	78,578	77,539
Total assets	$2,763,248	$2,530,545

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$23,017	$17,043
Air traffic liability	263,430	216,831
Current maturities of long-term debt	53,012	49,637
Other current liabilities	228,137	182,729
Total current liabilities	567,596	466,240

Long-term debt less current maturities	655,103	596,693
Long-term deferred income taxes	242,602	221,481
Deferred gains and other long-term liabilities	20,179	20,821
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	545,377	544,277
Treasury stock, at cost	(126,779)	(116,182)
Retained earnings	860,674	798,754
Accumulated other comprehensive loss	(1,511)	(1,546)
Total shareholders’ equity	1,277,768	1,225,310
Total liabilities and shareholders’ equity	$2,763,248	$2,530,545

SPIRIT AIRLINES, INC.SPIRIT AIRLINES, INC.
Statement of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
Operating activities:
Net income	61,920	69,002
Adjustments to reconcile net income to net cash provided by operations:
Unrealized losses on open derivative contracts, net	—	3,783
Losses reclassified from other comprehensive income	90	—
Equity-based compensation	1,790	1,985
Allowance for doubtful accounts (recoveries)	25	31
Amortization of deferred gains and losses	1,968	164
Depreciation and amortization	23,109	14,863
Deferred income tax expense (benefit)	21,066	(5,560)
Loss on disposal of assets	214	595
Lease termination cost	16,202	—
Changes in operating assets and liabilities:
Accounts receivable	(4,229)	(5,444)
Aircraft maintenance deposits	(12,311)	(12,317)
Prepaid Income Taxes	72,278	—
Long-term deposits and other assets	(8,495)	(6,160)
Accounts payable	4,703	433
Air traffic liability	46,473	79,350
Other liabilities	33,296	28,810
Net cash provided by operating activities	258,099	169,535
Investing activities:
Pre-delivery deposits for flight equipment, net of refunds	(50,358)	(50,388)
Capitalized interest	(2,575)	(1,700)
Purchase of property and equipment	(159,829)	(184,609)
Net cash used in investing activities	(212,762)	(236,697)
Financing activities:
Proceeds from issuance of long-term debt	73,914	185,000
Proceeds from stock options exercised	88	15
Payments on debt and capital lease obligations	(9,749)	(2,968)
Excess tax benefit (deficiency) from equity-based compensation	(778)	7,877
Repurchase of common stock	(9,601)	(10,943)
Debt issuance costs	(34)	(2,976)
Net cash provided by financing activities	53,840	176,005
Net increase in cash and cash equivalents	99,177	108,843
Cash and cash equivalents at beginning of period	803,632	632,784
Cash and cash equivalents at end of period	$902,809	$741,627
Supplemental disclosures
Cash payments for:
Interest, net of capitalized interest	$3,430	$11
Income taxes paid, net of refunds	$(64,158)	$9,883

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended March 31,
Operating Statistics	2016	2015	Change
Available seat miles (ASMs) (thousands)	5,983,005	4,729,463	26.5%
Revenue passenger miles (RPMs) (thousands)	5,070,313	4,017,559	26.2%
Load factor (%)	84.7	84.9	(0.2) pts
Passenger flight segments (thousands)	4,988	3,980	25.3%
Block hours	93,545	77,035	21.4%
Departures	35,160	29,044	21.1%
Total operating revenue per ASM (TRASM) (cents)	8.99	10.43	(13.8)%
Average yield (cents)	10.61	12.28	(13.6)%
Average ticket revenue per passenger flight segment ($)	54.65	68.71	(20.5)%
Average non-ticket revenue per passenger flight segment ($)	53.23	55.25	(3.7)%
Total revenue per passenger flight segment ($)	107.88	123.96	(13.0)%
CASM (cents)	7.30	8.12	(10.1)%
Adjusted CASM (cents) (1)	7.03	8.06	(12.8)%
Adjusted CASM ex-fuel (cents) (2)	5.59	5.72	(2.3)%
Fuel gallons consumed (thousands)	70,550	56,723	24.4%
Average economic fuel cost per gallon ($)	1.22	1.95	(37.4)%
Aircraft at end of period	83	70	18.6%
Average daily aircraft utilization (hours)	12.8	12.7	0.8%
Average stage length (miles)	995	991	0.4%

(1)	Excludes special items.

(2)	Excludes economic fuel expense and special items.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Special Items

	Three Months Ended
	March 31,
(in thousands)	2016	2015
Operating special items include the following (1):
Unrealized losses (gains) related to fuel derivative contracts	$—	$1,695
Loss on disposal of assets	214	595
Special charges	16,202	425
Total operating special items	$16,416	$2,715

Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except CASM data in cents)	2016	2015
Total operating expenses, as reported	$436,844	$384,104
Less operating special items (1)	16,416	2,715
Adjusted operating expenses, non-GAAP (2)	420,428	381,389
Less: Economic fuel expense	85,982	110,731
Adjusted operating expenses excluding fuel, non-GAAP (3)	$334,446	$270,658

Available seat miles	5,983,005	4,729,463

CASM (cents)	7.30	8.12
Adjusted CASM (cents) (2)	7.03	8.06
Adjusted CASM ex-fuel (cents) (3)	5.59	5.72

(1)
Special items include unrealized gains and losses related to outstanding outstanding fuel derivative contracts, loss on disposal of assets, and special charges. Special charges for the first quarter 2016 are primarily related to lease termination costs.

(2)	Excludes operating special items.

(3)	Excludes operating special items and economic fuel expense as described in the "Reconciliation of Economic Fuel Expense to GAAP Fuel Expense" table below.

Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2016	2015
Net income, as reported	$61,920	$69,002
Add: Provision for income taxes	36,140	40,032
Income before income taxes, as reported	98,060	109,034
Pre-tax margin, GAAP	18.2%	22.1%
Add operating special items (1)	16,416	2,715
Income before income taxes, non-GAAP (2)	114,476	111,749
Adjusted pre-tax margin, non-GAAP (2)	21.3%	22.7%
Provision for income taxes (3)	42,190	41,029
Adjusted net income, non-GAAP (2)(3)	$72,286	$70,720

Weighted average shares, diluted	71,777	73,370

Adjusted net income per share, diluted (2)(3)	$1.01	$0.96

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended
	March 31,
(in thousands)	2016	2015
Operating income, as reported	$101,299	$109,251
Operating margin, GAAP	18.8%	22.1%
Add operating special items (1)	16,416	2,715
Adjusted operating income, non-GAAP (2)	$117,715	$111,966
Adjusted operating margin, non-GAAP (2)	21.9%	22.7%

(1)	See "Special Items" for more details.

(2)	Excludes operating special items.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income.

The Company believes economic fuel expense is the best measure of the effect fuel prices are currently having on our business, because it most closely approximates the net cash outflow associated with purchasing fuel used for our operations during the period. Economic fuel expense is defined as into-plane fuel expense, realized gains or losses on derivative contracts, plus the economic premium expense related to fuel option contracts in the period the option is benefiting. The key difference between aircraft fuel expense as recorded in our statement of operations and economic fuel expense is unrealized mark-to-market changes in the value of aircraft fuel derivatives outstanding and the timing of premium gain or loss recognition on our outstanding fuel option contracts. Many industry analysts evaluate airline results using economic fuel expense, and it is used in our internal management reporting.
Reconciliation of Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except per gallon data)	2016	2015
Fuel expense
Aircraft fuel, as reported	$85,982	$112,426
Less:
Unrealized losses (gains) related to fuel derivative contracts	—	1,695
Economic fuel expense, non-GAAP	$85,982	$110,731

Fuel gallons consumed	70,550	56,723

Economic fuel cost per gallon, non-GAAP	$1.22	$1.95

Calculation of Return on Invested Capital
(unaudited)

Twelve Months Ended
(in thousands)	March 31, 2016
Operating Income	$501,170
Add operating special items (1)	12,098
Adjustment for aircraft rent	210,945
Adjusted operating income (2)	724,213
Tax (36.9%) (3)	267,235
Adjusted operating income, after-tax	456,978
Invested Capital
Total debt	$708,115
Book equity	1,277,768
Less: Unrestricted cash	902,809
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,476,615
Total invested capital	2,559,689

Return on invested capital (ROIC), pre-tax (2)	28.3%
Return on invested capital (ROIC), after-tax (2)(3)	17.9%

(1)
Special items include unrealized gains or losses related to outstanding fuel derivative contracts, loss on disposal of assets, and special charges primarily related to lease termination costs in the first quarter 2016.

(2)	Excludes special items as described above.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income for the twelve months ended March 31, 2016.
###